Exhibit 10.2

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of May 9, 2020, is entered into by and between Eventbrite, Inc., a Delaware corporation (the “Company”), and FP EB Aggregator, L.P., a Cayman Islands limited partnership (the “Buyer”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is entering into that certain Credit Agreement, by and among the Company, the lenders party thereto and FP Credit Partners, L.P., as Administrative Agent (as defined therein) (the “Credit Agreement”);

WHEREAS, the Company wishes to issue and sell to the Buyer, and the Buyer wishes to purchase from the Company, an aggregate of 2,599,174 shares of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) on the terms and conditions stated in this Agreement; and

WHEREAS, the Company and the Buyer will execute and deliver, among other things, a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), and a Nomination Agreement, substantially in the form attached hereto as Exhibit B (the “Nomination Agreement” and, together with the Registration Rights Agreement, the “Ancillary Agreements”), in connection with the purchase and sale of the Class A Common Stock.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PURCHASED SHARES.

(a) Purchase and Sale of the Class A Common Stock. On the terms and subject to the conditions herein, at the Closing, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, 2,599,174 shares of Class A Common Stock free and clear of any liens and other encumbrances (other than liens incurred by the Buyer and restrictions arising under applicable securities laws). The shares of Class A Common Stock to be issued and sold by the Company to the Buyer pursuant to this Agreement are referred to as the “Purchased Shares”.

(b) Purchase Price. The Buyer shall pay $.01 for each Purchased Share to be purchased by the Buyer at the Closing (the “Purchase Price”), for an aggregate Purchase Price of $ 25,991.74 (the “Aggregate Purchase Price”).

(c) Closing Date. The closing (the “Closing”) of the purchase and sale of the Purchased Shares shall occur simultaneously with the Deferred Upfront Fee (as defined in the Credit Agreement) becoming payable pursuant to the terms of Credit Agreement, remotely by electronic exchange of Closing documentation. The date on which the Closing occurs is referred to as the “Closing Date.” For the avoidance of doubt, if a Failure to Fund (as defined in the Credit Agreement) occurs, the Company shall have no obligation to sell or issue the Purchased Shares to the Buyer.

(d) Closing. At the Closing, (i) the Buyer shall (A) pay the Aggregate Purchase Price to the Company for the Purchased Shares, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions or as otherwise agreed to by the parties, and (B) deliver to the Company a duly executed copy of the Registration Rights Agreement and the Nomination Agreement and (ii) the Company shall (A) issue to the Buyer in book-entry form the Purchased Shares and (B) deliver to the Buyer a duly executed copy of the Registration Rights Agreement and the Nomination Agreement; provided, however, that if the Closing occurs but the Initial Term Loan is not funded, the parties shall not execute and deliver the Nomination Agreement.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company that:

(a) Organization and Qualification. The Buyer is duly organized and validly existing and in good standing under the laws of Cayman Islands and has the requisite power and authorization to carry on its business as now being conducted.

(b) Authorization; Validity; Enforcement. The Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Buyer. This Agreement has been, and, when executed, the Ancillary Agreements will be, duly and validly executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to the Buyer or by which any property or asset of the Buyer is bound or affected, other than, in the case of clause (ii) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the Buyer’s ability to consummate any of the transactions contemplated hereby.

(d) Consents. The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Ancillary Agreements.

(e) Purchase for Investment. The Buyer acknowledges that the Purchased Shares will not have been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or under any state or other applicable securities laws. The Buyer (a) acknowledges that (i) it is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment and for the Buyer’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Purchased Shares to any Person in violation of the Securities Act and (ii) it is not party to any co-investment, joint venture, partnership or other understanding or arrangement with any other Person relating to the Purchased Shares or the transactions contemplated by this Agreement, (b) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Purchased Shares, fully understands the limitations on transfer and the restrictions on sales of such Purchased Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment, (d) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Purchased Shares and (iii) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the transactions contemplated by this Agreement, (e) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (f) is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or an entity engaged in a business that would require it to be so registered. The Buyer and its advisors, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company or its representatives. The foregoing does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of the Buyer to rely thereon.

(f) Information. The Buyer is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated by this Agreement. Additionally, without limiting the representations and warranties of the Company in Section 3, the Buyer (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement.

(g) Private Placement Consideration. The Buyer understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Purchased Shares or any recommendation or endorsement thereof, and (c) the Purchased Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities laws such Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(h) Ownership of Company Securities. Prior to the Closing, the Buyer does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Class A Common Stock or Class B Common Stock, par value $0.00001 per share.

(i) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

(j) No Other Company Representations or Warranties. The Buyer acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Section 3, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Buyer, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Buyer acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Buyer, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Section 3, any information presented to the Buyer or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Section 3, neither the Company nor any of its Subsidiaries shall have any liability to the Buyer or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its subsidiaries to the Buyer or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the Ancillary Agreements or in the course of the transactions contemplated by this Agreement or the Ancillary Agreements.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer:

(a) Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted.

(b) Capitalization. The authorized capital of the Company consists of 1,000,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 100,000,000 shares of Preferred Stock. As of the close of business on May 1, 2020 (the “Capitalization Date”), there were (i) 63,527,159 shares of Class A Common Stock issued and outstanding, (ii) 23,598,116 shares of Class B Common Stock issued and outstanding, (iii) options to purchase 13,823,114 shares of Class A Common Stock (or, in the case of options issued under the Company’s 2010 plan, shares of Class B Common Stock) outstanding, (iv) 3,124,331 restricted stock units issued and outstanding and (v) zero shares of Preferred Stock issued and outstanding. From the Capitalization Date through and as of the date of this Agreement, no other shares of Class A Common Stock, Class B Common Stock or Preferred Stock have been issued other than Class A Common Stock issued in respect of the exercise of the Company’s stock options or grant or payment of Company stock awards in the ordinary course of business.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and to reserve for issuance and issue the Purchased Shares in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement has been, and, when executed, the Ancillary Agreements will be, duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) Issuance of Securities. The issuance of the Purchased Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be (i) validly issued, (ii) free from all preemptive or similar rights, liens and other encumbrances with respect to the issue thereof (other than liens incurred by the Buyer and restrictions arising under applicable securities laws) and (iii) fully paid and nonassessable with the holder being entitled to all rights accorded to a holder of Class A Common Stock. Assuming in part the accuracy of each of the representations and warranties of the Buyer set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation or the Company’s Bylaws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties of the Buyer under this Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, other than, in the case of clause (ii) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated hereby.

(f) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Form D and one or more registration statements in accordance with the requirements of the Registration Rights Agreement, other filings as may be required by state securities agencies and the listing of the Purchased Shares on the New York Stock Exchange), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Ancillary Agreements.

(g) No General Solicitation. Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchased Shares.

(h) No Integrated Offering. None of the Company nor its subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Purchased Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Purchased Shares to require the approval of the stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the New York Stock Exchange.

(i) No Other Buyer Representations or Warranties. The Company acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Section 2, neither the Buyer nor any other Person, makes any express or implied representation or warranty with respect to the Buyer, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Section 2, neither the Buyer nor any of its Affiliates shall have any liability to the Company or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Buyer or its Affiliates to the Company or its Affiliates or representatives in the course the negotiation of this Agreement or the Ancillary Agreements or in the course of the transactions contemplated by this Agreement or the Ancillary Agreements.

4. COVENANTS.

(a) Legends.

(i) The book-entry accounts maintained by the Company’s transfer agent representing the Purchased Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Purchased Shares bearing such legend):

NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

(ii) At the request of a holder of the Purchased Shares, the legend set forth in Section 4(a)(i) above shall be removed from the applicable Purchased Shares on the book-entry accounts maintained by the Company’s transfer agent representing the Purchased Shares if such legend is not required in order to establish compliance with any provisions of the Securities Act.

(b) NYSE Listing. Promptly following the execution of this Agreement, the Company shall apply to cause the Purchased Shares to be approved for listing on the New York Stock Exchange. The Company shall use its reasonable best efforts to cause the Purchased Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(c) Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax incurred in connection with the issuance of Class A Common Stock pursuant to this Agreement.

5. TERMINATION. This Agreement shall terminate automatically without any action by either party if a Failure to Fund (as defined in the Credit Agreement) occurs. In the event of the termination of this Agreement, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Buyer; provided that the termination of this Agreement shall not relieve any party from any liability for any intentional breach by such party of the terms and provisions of this Agreement prior to such termination.

6. MISCELLANEOUS.

(a) Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Each party further agrees that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing shall be brought exclusively in a Chosen Court, and each party hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each party further covenants not to bring any such proceeding other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Each party agrees that service of process on such party as provided in Section 6(g) shall be deemed effective service of process on such party. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or electronic (e.g., DocuSign) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, .pdf or electronic signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) Entire Agreement; Amendment and Waiver. This Agreement, the Registration Rights Agreement, the Nomination Agreement and the Credit Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company: Eventbrite, Inc. 155 5th Street, 7th Floor San Francisco, CA 94103 Attention: Legal Email: *****

with a copy (for informational purposes only) to: Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Attention: Kathleen Wells Email: Kathleen.Wells@lw.com

If to the Buyer:

FP EB Aggregator, L.P.

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

George Town, Grand Cayman, KY1-1104, Cayman Islands

Attention:         Lee Rubenstein

Email:               *****

with a copy (for informational purposes only) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention:        Daniel Fisher

Email:             dfisher@akingump.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(h) Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, and permitted assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of other party; provided that the Buyer may assign its rights hereunder to its Affiliate(s) (other than any of Buyer’s portfolio companies).

(i) No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors, heirs and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. Except in the case of intentional and actual fraud, the representations and warranties of the parties contained in Section 2 and Section 3 hereof shall not survive, and shall terminate automatically as of, the Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any party or any of their respective representatives. The covenants and agreements of the parties set forth in Section 4 and this Section 6 shall survive the Closing in accordance with their terms.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Interpretation.

(i) When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(ii) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii) The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(iv) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(v) Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(vi) Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(vii) As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(viii) As used in this Agreement, “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person as of the date which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, “control,” when used with respect to any Person, has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY

EVENTBRITE, INC.

By:	/s/ Charles Baker
Name:	Charles Baker
Title:	Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER

FP EB AGGREGATOR, L.P.

By: Francisco Partners GP V, L.P.
Its: General Partner

By: Francisco Partners GP V Management, LLC
Its: General Partner

By:	/s/ Steve Eisner
Name:	Steve Eisner
Title:	General Counsel

[Signature Page to Stock Purchase Agreement]

Exhibit A

Registration Rights Agreement

[See attached]

Exhibit B

Nomination Agreement

[See attached]